As filed with the Securities and Exchange Commission on March 31, 1997
                                                    Registration No. 333-
------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                 ------------
                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ------------

                         WISCONSIN ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)


            Wisconsin                                    39-1391525
  (State or other jurisdiction of                      (IRS Employer
   incorporation or organization)                    Identification No.)


                           231 West Michigan Street
                                 P.O. Box 2949
                              Milwaukee, WI 53201
                                (414) 221-2590
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

              C. H. Baker, Treasurer and Chief Financial Officer
                         Wisconsin Energy Corporation
                           231 West Michigan Street
                                P.O. Box 2949
                             Milwaukee, WI 53201
                                (414) 221-2345

              (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ------------

                                   Copy To:

                            BRUCE C. DAVIDSON, ESQ.
                               Quarles & Brady
                          411 East Wisconsin Avenue
                             Milwaukee, WI 53202
                               (414) 277-5000

                                 ------------

Approximate date of commencement of proposed sale to the public: At such time and from time to time after the effective date of this registration statement as the needs of the Stock Plus Investment Plan require.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                   ---

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   X
                                                       ---

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                         ---

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                        ---

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                 ---

                                             CALCULATION OF REGISTRATION FEE
      ===================================================================================================
                                                      Proposed             Proposed
                                          Amount       maximum              maximum            Amount of
        Title of each class of            to be     offering price         aggregate         registration
      securities to be registered       registered   per unit(1)        offering price(1)       fee(2)
      ---------------------------------------------------------------------------------------------------
      Common Stock, $.01 Par Value   3,500,000 shs.   $ 24.25             $ 84,875,000        $ 25,719.70
      ===================================================================================================

(1) Estimated pursuant to Rule 457(c), based on the average of the high and low sale prices reported on the New York Stock Exchange Consolidated Tape on March 24, 1997, solely for the purpose of calculating the registration fee.

(2) Pursuant to Rule 429 under the Securities Act of 1933, in addition to the securities being registered by this registration statement, the combined prospectus herein also relates to 146,613 shares of Common Stock registered under Registration Statement No. 33-57765 and remaining unsold at the date hereof, for which a registration fee of $1,393.47 was paid, or such lesser number of such shares as may remain unsold at the time this registration statement becomes effective.

                                 ------------
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                                 ------------

The prospectus contained herein (consisting of the Prospectus dated May 16, 1995 and a current Prospectus Supplement) is a combined prospectus relating also to Registration Statement No. 33-57765, pursuant to Rule 429 under the Securities Act of 1933.

==============================================================================

******************************************************************************
* Information contained herein is subject to completion or amendment.  A     *
* registration statement relating to these securities has been filed with    *
* the Securities and Exchange Commission.  These securities may not be sold  *
* nor may offers to buy be accepted prior to the time the registration       *
* statement becomes effective.  This prospectus shall not constitute an      *
* offer to sell or the solicitation of an offer to buy nor shall there be    *
* any sale of these securities in any State in which such offer, solicita-   *
* tion or sale would be unlawful prior to registration or qualification      *
* under the securities laws of any such State.                               *
******************************************************************************

               ***********************************************
               * SUBJECT TO COMPLETION, DATED MARCH 31, 1997 *
               ***********************************************

Wisconsin Energy Corporation
231 West Michigan, P.O. Box 2949
Milwaukee, WI  53201


To Participants in the Stock Plus Investment Plan:

                  Prospectus Supplement dated ________, 1997
              to Prospectus dated May 16, 1995 (the "Prospectus") of Wisconsin Energy Corporation ("Wisconsin Energy" or the "Company")
                           Relating to the Company's
                          Stock Plus Investment Plan
           (Replacing the Prospectus Supplement dated May 31, 1996)

------------------------------------------------------------------------------

The Stock Plus Investment Plan ("Stock Plus" or the "Plan") provides stockholders and other investors with a simple and convenient method of purchasing shares of Common Stock of the Company at market prices, without brokerage commission or other expense.

On March 31, 1997 a Registration Statement on Form S-3 was filed with the Securities and Exchange Commission ("SEC") for the purpose of registering an additional 3,500,000 shares of Wisconsin Energy Common Stock to be offered for purchase under the Plan.

The operational features of Stock Plus remain unchanged as a result of this action. This Prospectus Supplement is being provided for informational purposes to update certain information contained in the Prospectus. If you are currently a Stock Plus participant, no action is required on your part.

                             AVAILABLE INFORMATION

The Registration Statement referred to above and the reports, proxy statements and other information referred to under "Available Information" in the accompanying Prospectus are also publicly available through the SEC's World Wide Web Site (located at http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Reference is made to "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. At the date of this Prospectus Supplement, the documents incorporated by reference herein include (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and (b) the description of the Common Stock contained in the Current Report on Form 8-K dated October 31, 1991, which updates the description of the Common Stock incorporated by reference in the Registration Statement on Form 8-B dated January 7, 1987, including any future amendment or report filed for the purpose of updating such description.

                          CERTAIN CHANGES IN THE PLAN

As an additional service to stockholders of the Company, effective June 1, 1996, beneficial owners whose shares of Company Common Stock are registered in "street name" with a bank, broker, trustee or other nominee may arrange, through such bank, broker, trustee or other nominee, to have their cash dividends reinvested through the major depositories' dividend reinvestment service to purchase additional shares of Company Common Stock. Beneficial holders of any shares of Preferred Stock of the Company or Wisconsin Electric Power Company, the Company's utility subsidiary, which may be outstanding from time to time are also eligible to utilize this feature so as to have their cash dividends reinvested in shares of Company Common Stock. If for any reason beneficial "street name" owners are unable to arrange for dividend reinvestment with their bank, broker, trustee or other nominee, such beneficial owners could elect to participate directly in the Plan by requesting that their shares be registered in their own name and by completing a simple enrollment form. See "The Plan--Enrollment" in the Prospectus.

Additionally, in order to reduce costs and streamline the administration of the Plan, effective June 1, 1996, the Company began the phase-out of optional cash investments made through employee payroll deductions. Employees of the Company or its subsidiaries who are participants in the Plan can use the Automatic Investment option if they wish to continue to make regular monthly cash investments in Company Common Stock. See "The Plan--Cash Investments" in the Prospectus.
                              __________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              __________________





             Wisconsin Energy Stockholders Hotline 1-800-558-9663


                    ---------------------------------------

PROSPECTUS

                               [Stock Plus Logo]


                         WISCONSIN ENERGY CORPORATION

                          STOCK PLUS INVESTMENT PLAN

                               ----------------

The Stock Plus Investment Plan has been amended effective May 16, 1995 (the "Plan"), to provide stockholders and other investors with a simple and convenient method of purchasing shares of Wisconsin Energy Corporation ("Wisconsin Energy") common stock, $.01 par value ("Common Stock"), at market prices, without brokerage commission or other expense. Persons who are not stockholders of Wisconsin Energy or its Wisconsin Electric Power Company ("Wisconsin Electric") subsidiary, may initiate participation in the Plan by making an initial cash investment of $50 to $50,000, accompanied by a simple enrollment form.

Under the Plan, participants may elect to reinvest all or a portion of any cash dividends paid on shares of Common Stock registered in their names or held in their Plan accounts. Registered holders of any shares of Preferred Stock of Wisconsin Energy or Wisconsin Electric which may be outstanding from time to time ("Preferred Stock") are also eligible to invest all or a portion of their Preferred Stock cash dividends to acquire shares of Common Stock. Partial dividend reinvestment elections may be made in 10% increments. Participants may also make additional cash investments of $25 or more, up to $50,000 per calendar quarter, from time to time, to purchase Common Stock through the Plan.

The First National Bank of Boston (the "Administrator") will administer the Plan , purchase, hold and sell shares of Common Stock acquired under the Plan, keep records, send statements of account activity to participants and perform other duties related to the Plan. Purchases of Common Stock will be made either directly from Wisconsin Energy, in the open market or in privately negotiated transactions.

The purchase prices for shares under the Plan will be the average prices paid by the Administrator for them, determined as described under "The Plan-Purchase Procedures and Prices" herein.

This Prospectus relates to 3,518,000 shares of Common Stock offered for purchase under the Plan.

It is suggested that this Prospectus be retained for future reference.
                              __________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              __________________

                 The date of this Prospectus is May 16, 1995.

                         WISCONSIN ENERGY CORPORATION

Wisconsin Energy is a holding company whose principal subsidiaries are Wisconsin Electric and Wisconsin Natural Gas Company ("Wisconsin Natural"). Wisconsin Electric is engaged principally in the generation, transmission, distribution and sale of electric energy in a territory of approximately 12,000 square miles in southeastern Wisconsin, the east central and northern portions of Wisconsin and the Upper Peninsula of Michigan. The operating area includes metropolitan Milwaukee, Wisconsin and has an estimated population of more than 2,200,000. Wisconsin Natural purchases gas from various supply areas, transports gas to Wisconsin through pipeline companies and then distributes and sells it in three areas in Wisconsin: immediately west and south of Milwaukee, the Appleton area, and the Prairie du Chien area. The gas service territory has an estimated population of more than 1,100,000, mainly within the electric service area of Wisconsin Electric.

Wisconsin Energy also has a number of non-utility subsidiaries (WISPARK Corporation, WITECH Corporation, WISVEST Corporation, Wisconsin Michigan Investment Corporation and Badger Service Company) that are devoted primarily to stimulating economic growth in the utilities' service territories and to capitalizing on diversified investment opportunities for stockholders.

Wisconsin Energy is an exempt holding company by order of the Securities and Exchange Commission (the "SEC") under Section 3(a)(1) of the Public Utility Holding Company Act of 1935, as amended, and accordingly is exempt from the provisions of that Act, other than with respect to certain acquisitions of securities of a public utility. Wisconsin Energy's executive offices are located at 231 West Michigan Street, P.O. Box 2949, Milwaukee, Wisconsin 53201 (telephone number: (414) 221-2345).

On April 28, 1995, Wisconsin Energy entered into an agreement and Plan of Merger with Northern States Power Company which provides for a strategic business combination involving the two companies in a "merger-of-equals" transaction. Further information concerning such agreement and proposed transaction is included in Wisconsin Energy's Current Report on Form 8-K dated April 28, 1995. See "Incorporation of Certain Documents by Reference" below.

                             AVAILABLE INFORMATION

Wisconsin Energy is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. These materials may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington D.C. 20549, and at the SEC's Regional Offices located at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and
7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Such reports, statements and other information concerning Wisconsin Energy may also be inspected at the offices of the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005, on which Wisconsin Energy Common Stock is listed. This Prospectus omits certain information contained in a Registration Statement on Form S-3 which Wisconsin Energy has filed with the SEC under the Securities Act of 1933, as amended, and to which reference is hereby made for further information with respect to Wisconsin Energy and the securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Wisconsin Energy with the SEC pursuant to the Exchange Act (File No. 1-9057) are incorporated in this Prospectus by reference:

   (a)  Annual Report on Form 10-K for the year ended December 31, 1994.

   (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

   (c)  Current Report on Form 8-K dated April 28, 1995.

   (d) The description of the Common Stock contained in the Current Report on Form 8-K dated October 31, 1991, which updates the description of the Common Stock incorporated by reference in the Registration Statement on Form 8-B dated January 7, 1987, including any future amendment or report filed for the purpose of updating such description.

All documents filed by Wisconsin Energy pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Wisconsin Energy will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents which are incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents). Requests should be directed to Wisconsin Energy Corporation, 231 West Michigan Street, P.O. Box 2949, Milwaukee, Wisconsin 53201, Attention: Coordinator of Stockholder Services (telephone number: (800) 881-5882).


                                   THE PLAN

This Prospectus relates to the Wisconsin Energy Stock Plus Investment Plan, as amended effective May 16, 1995. The following discussion constitutes the provisions of the Plan.

As amended, the Plan now offers, among other things, a partial dividend reinvestment option, a higher optional cash investment maximum per quarter and an initial cash investment feature permitting non-stockholders to initiate participation in the Plan.

All participant accounts, and all elections, notices, instructions and authorizations that were in effect immediately prior to the amendment of the Plan, will continue to remain in effect. No action by current Plan participants is required to continue participation in the Plan. If a current participant's investment election in effect immediately prior to the amendment of the Plan was cash investment only, all cash dividends on shares held in such participant's Plan account after the date of the Plan amendment (and until a change in investment election requires otherwise) will continue to be reinvested in Common Stock. Any current participant who wishes to change an investment election after reviewing this Prospectus should follow the procedures set forth under "--Investment Options" below.

A STOCKHOLDER HOTLINE IS AVAILABLE TO PROVIDE INFORMATION AND ASSISTANCE REGARDING THE PLAN FROM 7:00 A.M. UNTIL 5:00 P.M. (CENTRAL TIME), MONDAY THROUGH FRIDAY. THE TOLL-FREE NUMBER IS: (800) 558-9663.


PURPOSE

The purpose of the Plan is to provide stockholders of Wisconsin Energy and Wisconsin Electric, as well as other investors, with a simple, convenient and economical method of purchasing shares of Wisconsin Energy Common Stock through reinvestment of dividends and cash investments. The Plan is designed to encourage and facilitate broader ownership of the Common Stock.

Common Stock purchases by the Administrator of the Plan will be made in the open market, in privately negotiated transactions or, if Wisconsin Energy so determines, from its authorized but unissued or treasury shares. See "--Purchase Procedures and Prices" below. The decision as to whether shares are to be purchased directly from Wisconsin Energy, or in the open market or privately negotiated transactions, will be based on Wisconsin Energy's need for common equity and any other factors considered by Wisconsin Energy to be relevant. Any determination by Wisconsin Energy to alter the manner in which shares will be purchased for the Plan, and implementation of any such change, will comply with applicable law and SEC interpretations then in effect. At the date of this Prospectus, the Administrator is purchasing new-issue shares from Wisconsin Energy.

Net proceeds from new-issue or treasury shares received by Wisconsin Energy will be added to its general funds to be available for general corporate purposes. Wisconsin Energy will not receive any proceeds from shares acquired by the Administrator in the open market or in privately negotiated transactions.

ADVANTAGES

Advantages offered by the Plan are:

1. Through an initial cash investment of as little as $50, the Plan provides a convenient and inexpensive means of becoming a Wisconsin Energy stockholder.

2. All or a portion of cash dividends can be automatically reinvested in Common Stock.

3. Additional investments in Common Stock can be conveniently made through optional cash investments of $25 or more, up to $50,000 per calendar quarter, paid by check, money order or electronic funds transfer from a pre-designated bank account.

4. Wisconsin Energy pays all brokerage commissions on purchases and all administrative expenses.

5. All funds are fully invested, since both whole shares and fractional shares are credited to participants' accounts.

6. Dividends are credited on both whole shares and fractional shares in participants' accounts, providing full dividend return.

7. Simplified record keeping is provided through account statements mailed to participants.

8. Certificates for Common Stock held by Plan participants may be deposited for safekeeping.

9. Withdrawals are permitted upon telephonic or written request, processed promptly, normally within five business days after receipt. Participants may request the sale of all or part of the shares being withdrawn.


ADMINISTRATION

The Plan is administered by The First National Bank of Boston. The Administrator will purchase, hold and sell shares of Common Stock acquired under the Plan, keep records, send statements of account activity to participants and perform other duties related to the Plan. The Administrator also serves as transfer agent, registrar and dividend paying agent for Wisconsin Energy.

All correspondence regarding the Plan, completed enrollment forms and initial cash investments should be sent to the Administrator at the address which follows. Please provide your Plan account number and/or Social Security number on all correspondence.

                  Wisconsin Energy Stock Plus Investment Plan
                  The First National Bank of Boston
                  P.O. Box 9156
                  Boston, MA  02205-9156

All optional cash investments should be sent to the Administrator at the following address:

                  Wisconsin Energy Stock Plus Investment Plan
                  The First National Bank of Boston
                  P.O. Box 370042
                  Boston, MA  02241-0742

TELEPHONE INQUIRIES MAY BE MADE TO THE ADMINISTRATOR THROUGH THE TOLL-FREE STOCKHOLDER HOTLINE: (800) 558-9663.


ELIGIBILITY

Any person or entity, whether or not a registered holder of shares of Wisconsin Energy Common Stock or of shares of any one or more issues of the Preferred Stock of Wisconsin Energy or Wisconsin Electric which may be outstanding from time to time, is eligible to participate in the Plan, provided that (i) such person or entity fulfills the prerequisites for participation described below under "--Enrollment" and (ii) in the case of persons or entities that reside outside of the United States, participation would not violate local laws applicable to Wisconsin Energy or the participant.

ENROLLMENT

Enrollment in the Plan may be accomplished at any time by completing and signing an Enrollment Form and returning it to the Administrator at the applicable address indicated in "--Administration" above. Persons or entities that are not registered holders of Common Stock or Preferred Stock must submit an initial cash investment, in an amount of $50 to $50,000, with their Enrollment Form. Checks or money orders should be made payable to the order of "WEC Stock Plus." An Enrollment Form and return envelope may be obtained by written request to the Administrator, or by calling the Stockholder Hotline number, (800) 558-9663.

A beneficial owner of shares of Common Stock or Preferred Stock registered in the name of someone else (for example, a bank, broker or trustee) may participate in the Plan without making an initial cash investment by having such shares reregistered in his or her name.

An Enrollment Form will be processed as promptly as practicable, normally within two business days of receipt. Participation in the Plan will commence after the properly completed Enrollment Form has been reviewed and accepted by the Administrator.


INVESTMENT OPTIONS

The investment options available under the Plan are:

FULL DIVIDEND REINVESTMENT. Any cash dividends paid on shares of Common Stock and/or Preferred Stock registered in a participant's name or held in the participant's Plan account are reinvested in additional shares of Common Stock. A participant may also make cash investments of $25 or more, up to $50,000 per calendar quarter, from time to time, to purchase additional Common Stock through the Plan.
PARTIAL DIVIDEND REINVESTMENT. Participants may elect to reinvest a portion of any cash dividends paid on shares of Common Stock and/or Preferred Stock registered in a participant's name or held in the participant's Plan account. Partial dividend reinvestment elections can be made in 10% increments. Cash dividends on shares of Common Stock and/or Preferred Stock not subject to reinvestment will be paid directly to participants. Participants may also make cash investments of $25 or more, up to $50,000 per calendar quarter, from time to time, to purchase additional Common Stock through the Plan.

CASH INVESTMENTS ONLY. Participants may make cash investments of $25 or more, up to $50,000 per calendar quarter, from time to time, for investment in Common Stock. All cash dividends on shares of Common Stock and/or Preferred Stock registered in a participant's name or held in the participant's Plan account will be paid directly to the participant.

Plan participants may change their investment option or percentage of dividends reinvested at any time by submitting a new Enrollment Form or other written request to the Administrator at the applicable address set forth under "--Administration" above. To be effective with respect to a particular Common Stock or Preferred Stock dividend, any such change must be received by the Administrator on or before the record date for such dividend.

PURCHASE PROCEDURES AND PRICES

On each dividend payment date, the cash dividends to be reinvested under the Plan will be paid by Wisconsin Energy to the Administrator. Upon notification by Wisconsin Energy of a pending dividend payment, the Administrator may, at its discretion, purchase Common Stock beginning three business days in advance of the dividend payment date.

Stock purchases pursuant to initial or optional cash investments will be made at two times during each month, beginning on the 1st and 15th of each month
(the "Investment Dates").   A participant's initial or optional cash
investment must be received no later than two business days prior to an Investment Date in order to be invested beginning on that Investment Date. Otherwise, such cash investment will be held by the Administrator and invested beginning on the next Investment Date. If the 1st or 15th of any month are not business days in Massachusetts, investments will begin to be made on the next succeeding business day.

No interest will be paid to Plan participants on funds held by the Administrator pending investment or settlement. Participants are urged to time their initial or optional cash investments so that such funds are received by the Administrator shortly (but not less than two business days) before an Investment Date.

Purchases by the Administrator for the Plan will be made in the open market, in privately negotiated transactions or, if Wisconsin Energy so determines,
from Wisconsin Energy.   If purchases by the Administrator are made in the
open market or in privately negotiated transactions, they will be made in such manner (whether on a stock exchange, in the over-the-counter market or otherwise), at such time or times, in such amounts, at such price or prices, by such registered broker-dealer, and on such other terms, as the Administrator in its sole discretion determines. If purchases are made from Wisconsin Energy, they will be made from authorized but unissued shares or treasury shares.
The purchase price for shares of Common Stock purchased directly from Wisconsin Energy under the Plan will be the average of the daily high and low sales prices of the Common Stock as reported on the NYSE Consolidated Tape for the purchase date.
The purchase price for shares of Common Stock purchased for the Plan in the open market or through privately negotiated transactions with funds from dividends and/or initial or optional cash investments will be the average price paid for all shares purchased (i.e., the aggregate purchase price divided by the aggregate number of shares purchased) by the Administrator for the Plan during the applicable investment period.

The Administrator will make every effort to invest funds in Common Stock as soon as practicable on or after each Investment Date and, to the extent it has not exercised its discretion to commence purchases up to three business days in advance, on or after each dividend payment date (except that dividends on Wisconsin Electric Six Per Cent. Preferred Stock will normally be invested as soon as practicable on or after the 1st of the month following each dividend payment date). In the unexpected event that any portion of any cash dividends or initial or optional cash investments paid to the Administrator under the Plan is not invested within 30 days after receipt of such payment, such portion will be returned to the participants affected.

Under the Plan, participants do not have the ability to order the purchase of a specific number of shares, the purchase of shares at a specified price or a particular date of purchase, as could be done with respect to purchases through a broker.


DIVIDENDS

Dividend declarations will be determined by the respective Boards of Directors of Wisconsin Energy or Wisconsin Electric from time to time upon giving consideration to earnings, financial requirements and other factors at that time.

The cash dividend payment dates for Wisconsin Energy Common Stock and Wisconsin Electric $100 Par Value Serial Preferred Stock are normally March 1, June 1, September 1 and December 1. The cash dividend payment dates for Wisconsin Electric Six Per Cent. Preferred Stock are normally January 31, April 30, July 31 and October 31. The dividend record dates are normally two to three weeks prior to the dividend payment dates.


CASH INVESTMENTS

Any person who is not a registered holder of Common Stock or Preferred Stock may initiate participation in the Plan by sending a check or money order in the amount of $50 to $50,000, payable to the order of "WEC Stock Plus," along with a duly completed Enrollment Form, to WISCONSIN ENERGY STOCK PLUS INVESTMENT PLAN, THE FIRST NATIONAL BANK OF BOSTON, P.O. BOX 9156, BOSTON, MA, 02205-9156. Delivery to any other address may delay investment.

After enrolling as a Plan participant, subsequent optional cash investments of $25 or more, up to $50,000 per calendar quarter, may be made from time to time by sending a check or money order, payable to the order of "WEC Stock Plus," along with a duly completed Cash Remittance Form (which may be obtained from the Administrator) to WISCONSIN ENERGY STOCK PLUS INVESTMENT PLAN, THE FIRST NATIONAL BANK OF BOSTON, P.O. BOX 370042, BOSTON MA 02241-0742. Delivery to any other address may delay investment.

Account statements sent to participants will record all initial and optional cash investments. All such cash investments may be made only in United States funds. Checks/drafts drawn on non-U.S. banks must have the U.S. currency imprinted on the check. Third party checks will not be accepted.

Participants may also take advantage of an automatic monthly investment feature of the Plan. This feature allows participants to specify an amount (not less than $25 per month nor more than $50,000 per calendar quarter) to be electronically transferred from a pre-designated U.S. bank account. To initiate automatic monthly deductions, the participant must complete and sign an Automatic Investment Form and return it to the Administrator together with a voided blank check or deposit slip for the account from which such funds are to be drawn. Automatic Investment Forms may be obtained from the Administrator. Automatic Investment Forms will be processed and will become effective as promptly as practicable. Once automatic monthly deduction is initiated, funds will be drawn from the participant's designated bank account on the second to last business day of a month and will be invested beginning on the first business day of the following month. Participants may change or terminate their automatic investments by notifying the Administrator. To be effective with respect to a particular Investment Date, a notice of a requested change or termination in an automatic investment must be received by the Administrator at least 15 business days prior to that Investment Date.

As discussed in more detail under "Purchase Procedures and Prices" above, the Administrator will purchase Common Stock twice each month with initial and optional cash investments received during the preceding period. Since interest is not paid to participants on funds held by the Administrator pending investment, participants are urged to time each initial or optional cash investment so that such funds are received by the Administrator shortly (but not less than two business days) before an Investment Date.

A participant may obtain the return of any uninvested initial or optional cash investment upon request received by the Administrator on or before the second business day prior to the applicable Investment Date. However, no refund of a check or money order will be made until the funds have been actually received by the Administrator. The request may be made to the Administrator in writing, or by calling the Stockholder Hotline, (800) 558-9663.


RETURNED CHECKS

In the event that any check is returned unpaid for any reason, the Administrator will consider the request for investment of such funds null and void. The Administrator shall remove from the participant's account any shares purchased upon the prior credit of such funds. The Administrator shall thereupon be entitled to sell those shares to satisfy any uncollected amount. If the net proceeds of such sale are insufficient to satisfy the balance of such uncollected amount, the Administrator will be entitled to sell such additional shares from the participant's account as necessary to satisfy the uncollected balance.


EMPLOYEE PAYROLL DEDUCTIONS

Employees of Wisconsin Energy or its subsidiaries participating in the Plan may arrange for initial or optional cash investments under the Plan to be made through payroll deductions. The $50 and $25 minimums for initial and optional cash investments, respectively, will not apply to payments made through such payroll deductions. Application forms for such employee payroll deductions are available from Wisconsin Energy's Coordinator of Stockholder Services. Commencement, revision or termination of payroll deductions will become effective as soon as practicable after receipt of the request therefor.


EXPENSES OF PURCHASE AND ADMINISTRATION; CHARGES UPON SALE

Participants will not incur any brokerage commissions, service charges or other direct expenses in connection with purchases of Common Stock for their accounts under the Plan. Wisconsin Energy will pay these expenses, as well as all costs of administering the Plan.

Brokerage commissions and any applicable stock transfer taxes ARE charged to participants for shares sold from their Plan accounts at their request and will reduce the proceeds upon the sale of the Common Stock by the amount of such charges. Because the Administrator will combine the number of shares being presented for sale where possible, brokerage commissions may be minimized. See "--Sale of Common Stock" below.

REPORTS TO PARTICIPANTS

Participants will receive an account statement from the Administrator promptly after the completion of each purchase of shares for their account under the Plan. These statements are a participant's continuing record of the costs of the shares purchased under the Plan and should be retained for income tax purposes. Each statement contains a form which can be used to deposit shares for safekeeping, make optional cash payments or withdraw shares from the Plan.

The Administrator will also notify each participant annually of the total dividends credited to the participant's Plan account for the year.

Participants will also receive, in addition to this Prospectus and any supplements or amendments thereto, substantially the same communications as every registered stockholder, including the Annual Report to Stockholders, Quarterly Reports, Notice of Annual Meeting of Stockholders and Proxy Statement.


CERTIFICATES FOR SHARES HELD IN THE PLAN

Shares held in a participant's Plan account will be registered in the name of the Administrator, its nominee or a securities depository. Certificates for such shares will not be issued to the participant until the shares are withdrawn from the Plan. This convenience protects against loss, theft or destruction of stock certificates.


SAFEKEEPING SERVICE FOR CERTIFICATES

Plan participants may deliver for safekeeping any certificates representing Wisconsin Energy Common Stock held by them, including any certificates which formerly represented Wisconsin Electric Common Stock which was converted in the restructuring effective at year-end 1986 to Common Stock of Wisconsin Energy. Certificates should be mailed to the Administrator, at the applicable address specified under "--Administration" above, via Certified or Registered mail, as the participant bears the risk of loss in transit. Stock certificates mailed for safekeeping should not be endorsed. Safekeeping of certificates offers the advantage of protection against loss, theft or destruction. The Administrator reserves the right, however, to establish limits on the number of shares so held for safekeeping and minimum time periods for retention of such shares in the Plan. This reservation is intended to minimize administrative expenses and discourage use of the Plan for purposes other than as a continuing investment service. Further, it will be the participant's responsibility to establish and maintain a record of the cost of shares represented by certificates sent to the Administrator for safekeeping. All shares represented by such certificates will be credited to the participant's Plan account. Shares held for safekeeping will be subject to the participant's investment option to the same extent as all other shares held in the participant's Plan account.


PARTIAL WITHDRAWAL OF SHARES FROM PLAN ACCOUNT

Any number of whole shares held in a participant's account may be withdrawn by the participant, upon telephonic or written request to the Administrator, without complete withdrawal from the Plan. Requests may be mailed to the Administrator at the applicable address indicated under "--Administration" above or phoned in to the Administrator at (800) 558-9663. Any such request will be processed, and a certificate for the whole number of shares withdrawn will be sent to the participant, as promptly as practicable, normally within five business days, but not later than 30 days after receipt by the Administrator of the request for partial withdrawal.

The certificates for shares withdrawn will be registered in the participant's name as shown on the account registration. If approved by the Administrator, the certificates may, upon request, be registered otherwise, subject to compliance with the Administrator's transfer requirements, the rules of the Securities Transfer Association, Inc. and any applicable laws, and payment by the participant of any applicable taxes. Any such request must be in writing, bear the signature of the participant and such signature must be accompanied by a Medallion Guarantee from a commercial bank, member of the NYSE or other participant in the Medallion Program.

Dividends on any shares withdrawn from the Plan in certificate form will continue to be reinvested in the Plan if the participant has elected the Full Dividend Reinvestment option. For participants in the Plan that have elected other investment options, dividends on any shares withdrawn from the Plan in certificate form will be reinvested or paid in cash, consistent with the participant's current election.


COMPLETE WITHDRAWAL FROM PLAN

A participant may completely withdraw from the Plan by giving telephonic or written notice of withdrawal to the Administrator. The applicable address and telephone number for the Administrator is set forth under "--Administration" above.

A notice of complete withdrawal from the Plan will be processed, and a certificate for all whole shares in the participant's account and a check for any fractional share and uninvested funds in the account will be sent to the participant, as promptly as practicable, normally within five business days, but not later than 30 days after receipt by the Administrator of the notice of complete withdrawal. A notice of complete withdrawal from the Plan received by the Administrator on or after the 15th day of the month preceding a dividend payment date (or, as to the Wisconsin Electric Six Per Cent. Preferred Stock, on or after the 15th day of the month in which a dividend is paid) will be processed as soon as practicable following the completion of the reinvestment of dividends.
Fractional shares for terminating participants will be aggregated and sold in the open market. The amount of a participant's fractional share check will be based on the average sales price for all shares sold, less any brokerage commission and applicable stock transfer tax (which are payable by the participant).

The certificates for shares withdrawn will be registered in the participant's name as shown on the account registration. If approved by the Administrator, the certificates may, upon request, be registered otherwise, subject to compliance with the Administrator's transfer requirements, the rules of the Securities Transfer Association, Inc. and any applicable laws, and payment by the participant of any applicable taxes. Any such request must be in writing, bear the signature of the participant and the signature must be accompanied by a Medallion Guarantee from a commercial bank, member of the NYSE or other participant in the Medallion Program.

Withdrawal from the Plan will not automatically preclude re-enrollment, although the Administrator reserves the right to reject re-enrollment in any case deemed appropriate.

SALE OF COMMON STOCK

In lieu of receiving stock certificates upon a partial or complete withdrawal from the Plan, a participant may request that the Administrator sell all or any portion of the shares held in the Plan account if the request is made in writing to the Administrator and includes the signatures of all the owners whose names appear on the account. The applicable address for the Administrator is set forth under "--Administration" above. Such requests may be made at any time. A check for the sale proceeds, less any brokerage commission and stock transfer tax (which are payable by the participant), will be sent to the participant as promptly as practicable, normally within ten business days, but not later than 30 days after receipt by the Administrator of the sale request.

When requests for sales have been received from more than one participant, the Administrator will aggregate the shares where possible and sell them in one or more transactions, allocating the net proceeds among such participants. Such participants may thereby benefit from any lower brokerage commissions applicable to larger volume sales.

Participants should understand that the price of the Common Stock may go down as well as up between the date a request to sell is received and the date upon which the Common Stock is sold and that they do not have the ability to order the sale of shares at a specified price or on a particular date.


OTHER INFORMATION

TRANSFER OF SHARES HELD IN CERTIFICATE FORM. A sale or other transfer of shares held by a participant in certificate form will not affect reinvestment of dividends on any shares held in the Plan or, in the case of a participant who has selected the Full or Partial Dividend Reinvestment option, on any shares continuing to be held in certificate form and subject to that respective election. A participant's sale or other transfer of all shares held in certificate form does not constitute notice of withdrawal from the Plan.

TRANSFER OF SHARES HELD IN PLAN ACCOUNT. Shares of Common Stock held in a participant's account under the Plan may be transferred to another Plan account. Any participant wishing to either transfer shares held in his or her Plan account to any person who is not a Plan participant or pledge such shares must obtain a certificate for the shares by withdrawing them from the Plan.

RIGHTS OFFERING. In the event that Wisconsin Energy makes a Common Stock rights offering, the subscription rights pertaining to any shares registered in the names of participants in the Plan would be mailed directly to them, in the same manner as to stockholders not participating in the Plan. The rights pertaining to shares held in Plan accounts would be sold by the Administrator and the proceeds used to purchase additional shares of Common Stock to be allocated to such accounts. Participants wishing to exercise, transfer or sell rights belonging to shares held in their Plan accounts must request that the Administrator withdraw such shares from their accounts before the record date for the rights offering.

STOCK DIVIDENDS AND STOCK SPLITS. Stock dividend or split shares (or shares issued as a result of a reorganization or recapitalization of Wisconsin Energy) which are distributed on any shares held in the name of a participant in certificate form will be mailed directly to the participant in the same manner as to stockholders not participating in the Plan. Any such shares distributed on shares held in a participant's Plan account would be credited to such account.

STOCKHOLDER VOTING. Each participant will be sent a proxy statement and form of proxy for each Wisconsin Energy stockholders' meeting at which voting will take place. Shares held for the account of a participant under the Plan will be voted by the Administrator in accordance with the directions and authorizations of such participant on his or her duly signed and returned proxy. The Administrator will not vote shares held in the Plan for which no voting instructions are received.

TERMINATION BY ADMINISTRATOR. If a Plan account becomes subject to any unclaimed property law, a check for an initial or optional cash investment is returned unpaid or the Administrator receives proper notification of a participant's death or incapacity, the participant's Plan account may be terminated by the Administrator and the proceeds distributed to the appropriate state, the participant or his or her beneficiary, as the case may be. Plan accounts that hold less than one whole share of Common Stock may be periodically terminated by the Administrator and the cash proceeds distributed to the participants.

RESPONSIBILITY. Neither Wisconsin Energy, the Administrator, nor any of their representatives, employees or agents, shall be liable for any act or omission in good faith, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased or sold for participants, any change in the market value of shares or any failure to terminate an account upon a participant's death. Each participant should understand that neither Wisconsin Energy nor the Administrator can assure the participant of a profit or protect against a loss on account of the purchase of shares under the Plan.

MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN. Wisconsin Energy reserves the right to modify, suspend or terminate the Plan at any time. No such modification may, however, make it possible for any assets held in Plan accounts to be used for any purpose other than the exclusive benefit of the participants.

Upon termination of the Plan, the assets in each participant's account will be distributed to the participant or, upon request, sold for the participant's account, all in substantially the same manner as described above under "--Complete Withdrawal from Plan" and "--Sale of Common Stock."

INTERPRETATION. Wisconsin Energy and the Administrator reserve the right to interpret and regulate the Plan, as deemed desirable or necessary, in connection with its operation.


                            INCOME TAX INFORMATION

The following is a brief summary of certain applicable Federal income tax principles. For further information, participants should consult with their own tax advisors.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

When dividends are reinvested in shares of Common Stock, a participant will be treated for Federal income tax purposes as having received taxable dividends to the extent the dividends do not exceed the participant's pro rata share of

Wisconsin Energy's earnings and profits. If shares are purchased in the open market or in privately negotiated transactions with reinvested dividends, the amount of the taxable dividends will be equal to the cash dividends reinvested; if shares are purchased from Wisconsin Energy with reinvested dividends, the amount of the taxable dividends will be equal to the fair market value of the shares when acquired which, under the terms of the Plan, should in all instances be equal to the cash dividends reinvested. If the shares are purchased in the open market or in privately negotiated transactions, with either reinvested dividends or initial or optional cash investments, the Internal Revenue Service has taken the position, in rulings issued with respect to similar plans, that a participant's pro rata share of brokerage commissions paid by Wisconsin Energy is dividend income to that participant, but that no part of any fees and expenses paid by Wisconsin Energy in connection with the administration of the Plan is dividend income to a participant.

Shares of Common Stock purchased in the open market or in privately negotiated transactions with reinvested dividends will have a tax basis equal to the amount paid therefor, increased by any brokerage commissions treated as dividend income to the participant. Shares of Common Stock purchased from Wisconsin Energy with reinvested dividends will have a tax basis equal to the amount included in the participant's income as a taxable dividend with respect to the acquisition of the shares. Whether purchased in the open market, in privately negotiated transactions or from Wisconsin Energy, the shares will have a holding period beginning on the day following the date as of which the Administrator purchases the shares for the participant's account.

Shares purchased with initial or optional cash investments will have a tax basis equal to the amount of such payments, increased by the amount of brokerage fees, if any, included in the participant's income with respect to those shares. The holding period for such shares begins on the day following the date as of which the Administrator purchases the shares for the participant's account.

Participants do not recognize any taxable income when they receive certificates for whole shares credited to their accounts, either upon their requests for such certificates or upon withdrawal from or termination of the Plan. However, participants recognize gain or loss when whole shares acquired under the Plan are sold or exchanged either by the Administrator at the request of participants when they partially or completely withdraw from the Plan or by participants themselves after partial or complete withdrawal from or termination of the Plan. Participants also recognize gain or loss when they receive cash payments for fractional shares credited to their accounts, upon complete withdrawal from or termination of the Plan. The amount of gain or loss is the difference between the amount which the participant receives for his shares or fractional share and the tax basis thereof.

Since individual tax situations may vary, each participant is urged to consult his or her personal tax advisor as to the tax consequences of participation in the Plan.


STOCKHOLDERS' INCOME TAX WITHHOLDING

In the case of a participating foreign stockholder whose dividends are subject to United States income tax withholding or a domestic stockholder subject to backup tax withholding, the tax required to be withheld will be deducted from the amount of any cash dividend otherwise to be applied to the purchase of shares for the participant's account under the Plan, and the amount of dividend after such deduction will be so applied. Since any such withholding tax applies also to a dividend on shares credited to the Plan account, only the net dividend on such shares will be applied to the purchase of additional stock.

The regular statements sent to such participants will indicate the amount of tax withheld. Domestic tax withheld by Wisconsin Energy may not be refunded by Wisconsin Energy but may be claimed as a credit on an individual's Federal income tax return.

Participants should be aware that it is important to retain all Plan account statements received to avoid incurring fees for requests of the Administrator to supply past account history.

                                    EXPERTS

The financial statements incorporated in this Prospectus by reference to Wisconsin Energy's Annual Report on Form 10-K for the year ended December 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. Future audited financial statements incorporated in this Prospectus by reference to future filings under the Exchange Act, as provided under "Incorporation of Certain Documents by Reference" above, will be so incorporated in reliance on the related report or reports of the firm of independent accountants auditing such financial statements, given on such authority of such firm, if and to the extent such filings include the consent of such firm to the incorporation of such report or reports herein.

                         TABLE OF CONTENTS
                                                                Page
                                                                ----
Wisconsin Energy Corporation....................................   2
Available Information...........................................   2
Incorporation of Certain Documents by Reference.................   3
The Plan........................................................   3
    Purpose.....................................................   4                   ==============================
    Advantages..................................................   4
    Administration..............................................   5
    Eligibility.................................................   5
    Enrollment..................................................   6
    Investment Options..........................................   6                          [Stock Plus LOGO]
    Purchase Procedures and Prices..............................   7
    Dividends...................................................   8
    Cash Investments............................................   8
    Returned Checks.............................................   9
    Employee Payroll Deductions.................................   9                    WISCONSIN ENERGY CORPORATION
    Expenses of Purchase and Administration: Charges Upon Sale..   9
    Reports to Participants.....................................  10                           ----------------
    Certificates for Shares Held in the Plan....................  10
    Safekeeping Service for Certificates........................  10                     Stock Plus Investment Plan
    Partial Withdrawal of Shares from Plan Account..............  10
    Complete Withdrawal from Plan...............................  11                           ----------------
    Sale of Common Stock........................................  12
    Other Information...........................................  12
Income Tax Information..........................................  13                             Common Stock
    Certain Federal Income Tax Consequences.....................  13                           ($.01 Par Value)
    Stockholders' Income Tax Withholding........................  14
Experts.........................................................  15                           ----------------

                                                                                                  PROSPECTUS
                         _________________
                                                                                              Dated May 16, 1995
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND,
IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED BY WISCONSIN ENERGY.  THIS                        ==============================
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF
AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO
ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR
SOLICITATION IN SUCH JURISDICTION.  NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES,
CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF
WISCONSIN ENERGY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE
OF THIS PROSPECTUS.
                         _________________


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated fees and expenses payable by the registrant in connection with the shares registered hereunder are as follows:

Securities and Exchange Commission registration fee ................ $ 25,720

Printing and engraving expenses ....................................    5,000

Legal fees and expenses ............................................   15,000

Accounting fees and expenses .......................................    1,000

Blue Sky fees and expenses .........................................    3,000

Miscellaneous ......................................................    2,280
                                                                     --------
     Total ......................................................... $ 52,000
                                                                     ========

Item 15.  Indemnification of Directors and Officers.

Chapter 180 of the Wisconsin Statutes includes provisions for indemnification by a corporation of a director or officer against certain liabilities and expenses incurred by him or her in any proceeding (whether threatened, pending or completed, and whether brought by the corporation or any other person) to which he or she was a party because of being a director or officer. In general, under these provisions (1) a corporation is required to indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of any such proceeding, for all reasonable expenses incurred in the proceeding, and (2) in other cases, the corporation is required to indemnify a director or officer against liabilities (including, among other things, judgments, penalties, fines and reasonable expenses) incurred in any such proceeding unless liability was incurred because he or she breached or failed to perform a duty to the corporation and the breach or failure constitutes any of the following: (a) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which he or she has a material conflict of interest, (b) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful, (c) a transaction from which he or she derived an improper personal profit, or (d) willful misconduct. The provisions specify that the termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification is not required. Also, the provisions permit a corporation to pay or reimburse reasonable expenses as incurred if the director or officer affirms his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and undertakes to make repayment to the extent it is ultimately determined that indemnification is not required. With specified exceptions, these provisions do not preclude additional indemnification. Chapter 180 specifically provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance, to the extent required or permitted generally thereunder, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities. Chapter 180 of the Wisconsin Statutes also provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification referred to above.

The Bylaws of the registrant provide generally for mandatory indemnification of directors and officers of the registrant to the fullest extent permitted by law.

Officers and directors of the registrant are covered by insurance policies purchased by the registrant, under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 16.  Exhibits.

The following exhibits are filed as part of this registration statement.

Exhibit No.
-----------
(4)-1     - Restated Articles of Incorporation of Registrant.  (Incorporated
            herein by reference to Exhibit (3)-1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995,
            File No. 1-9057.)
(4)-2     - Bylaws of Registrant, as amended and restated July 26, 1995.
            (Incorporated herein by reference to Exhibit (3)-2 to the Registrant's Registration Statement on Form S-4, Registration
            No. 33-61619.)
(4)-3     - Wisconsin Energy Corporation Stock Plus Investment Plan. (Set
            forth in the Prospectus contained in this Registration Statement).
(4)-4     - Stock Plus Investment Plan Addendum, dated May 16, 1995, to
            Stock Transfer Service Agreement between the Registrant and The First National Bank of Boston.
(5)       - Opinion of Walter T. Woelfle, Esq., as to the legality of the securities being registered.
(23)-1    - Consent of Price Waterhouse LLP-Milwaukee, Independent
            Accountants.
(23)-2    - Consent of Walter T. Woelfle, Esq., contained in his opinion filed as Exhibit (5).
(23)-3    - Consent of Price Waterhouse LLP-Minneapolis, Independent
            Accountants.
(23)-4    - Consent of Deloitte + Touche LLP, Independent Auditors.
(24)      - Power of Attorney, contained in signature page of Registration
            Statement.

--------------------
Certain Exhibits as noted above are incorporated herein by reference pursuant to Rule 411(c) under the Securities Act of 1933.

Item 17.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on March 31, 1997.

                                       WISCONSIN ENERGY CORPORATION
                                       (Registrant)

                                    By /s/ R. A. Abdoo
                                       --------------------------------------
                                       R. A. Abdoo, Chairman of the Board,
                                       President and Chief Executive Officer

                            ------------------------

Each person whose signature appears below hereby authorizes R. A. Abdoo and
C. H. Baker, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually, and in each capacity stated below or otherwise, and to file, any and all amendments to this Registration Statement.

                            ------------------------

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 31st day of March, 1997.

   /s/ R. A. Abdoo
-----------------------------------  Chairman of the Board, President and
      (R. A. Abdoo)                  Chief Executive Officer (Principal
                                     Executive Officer) and Director


   /s/ C. H. Baker
-----------------------------------  Treasurer and Chief Financial Officer
      (C. H. Baker)                  (Principal Financial Officer)

   /s/ A. K. Klisurich
-----------------------------------  Controller (Principal Accounting Officer)
      (A. K. Klisurich)


   /s/ J. F. Ahearne
-----------------------------------  Director
      (J. F. Ahearne)


   /s/ J. F. Bergstrom
-----------------------------------  Director
      (J. F. Bergstrom)

   /s/ R. A. Cornog
-----------------------------------  Director
      (R. A. Cornog)


   /s/ R. R. Grigg
-----------------------------------  Director
      (R. R. Grigg)


   /s/ G. B. Johnson
-----------------------------------  Director
      (G. B. Johnson)


   /s/ F. P. Stratton, Jr.
-----------------------------------  Director
      (F. P. Stratton, Jr.)

                         Wisconsin Energy Corporation
                      Registration Statement on Form S-3
                                 EXHIBIT INDEX


Exhibit No.
-----------
(4)-1     - Restated Articles of Incorporation of Registrant.  (Incorporated
            herein by reference to Exhibit (3)-1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995,
            File No. 1-9057.)

(4)-2     - Bylaws of Registrant, as amended and restated July 26, 1995.
            (Incorporated herein by reference to Exhibit (3)-2 to the Registrant's Registration Statement on Form S-4, Registration No. 33-61619.)

(4)-3     - Wisconsin Energy Corporation Stock Plus Investment Plan. (Set
            forth in the Prospectus contained in this Registration Statement).

(4)-4     - Stock Plus Investment Plan Addendum, dated May 16, 1995, to
            Stock Transfer Service Agreement between the Registrant and The First National Bank of Boston.

(5)       - Opinion of Walter T. Woelfle, Esq., as to the legality of the securities being registered.

(23)-1    - Consent of Price Waterhouse LLP-Milwaukee, Independent
            Accountants.

(23)-2    - Consent of Walter T. Woelfle, Esq., contained in his opinion filed as Exhibit (5).

(23)-3    - Consent of Price Waterhouse LLP-Minneapolis, Independent
            Accountants.

(23)-4    - Consent of Deloitte + Touche LLP, Independent Auditors.

(24)      - Power of Attorney, contained in signature page of Registration
            Statement.